UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 6, 2011

KULICKE AND SOFFA INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Serangoon North, Avenue 5, #03-16, Singapore		554910
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2011, the Board of Directors of Kulicke and Soffa Industries, Inc. (the “Company”) elected Chin Hu Lim as a director to serve until the 2013 Annual Meeting of Shareholders.  Mr. Lim is the Managing Partner of Stream Global Venture Catalyst Pte Ltd., a venture fund providing seed funding for startup companies in the social and interactive digital media space.  Previously, Mr. Lim was Chief Executive Officer of BT Frontline Pte Ltd. and also of Frontline Pte Ltd.  Mr. Lim also was appointed to the Management Development and Compensation Committee of the Board of Directors of the Company.

Mr. Lim will receive the standard non-employee director compensation arrangements described in the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders, including an initial grant of a number of common shares closest in value to, without exceeding, $30,000, upon his election to the Board of Directors of the Company.

A copy of the Company’s press release announcing Mr. Lim’s election is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 8, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 9, 2011	KULICKE AND SOFFA INDUSTRIES, INC.

	By:	/s/ Bruno Guilmart
	Name:	Bruno Guilmart
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 8, 2011.